                                                                  EXECUTION COPY

                                                                     EXHIBIT 4.2
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                         VERIZON GLOBAL FUNDING CORP.,
                                    Issuer


                         VERIZON COMMUNICATIONS INC.,
                                    Parent


                                      and


                          FIRST UNION NATIONAL BANK,
                                    Trustee



                     ____________________________________

                         FIRST SUPPLEMENTAL INDENTURE

                           Dated as of May 15, 2001

                                      TO

                                   INDENTURE

                         Dated as of December 1, 2000
                     ____________________________________


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

     FIRST SUPPLEMENTAL INDENTURE, dated as of May 15, 2001 (herein called the "Supplemental Indenture"), among VERIZON GLOBAL FUNDING CORP., a corporation duly organized and existing under the laws of Delaware and having its principal executive office at 3900 Washington Street, 2nd Floor, Wilmington, Delaware 19802 (hereinafter referred to as the "Company"), VERIZON COMMUNICATIONS INC., a corporation duly organized and existing under the laws of Delaware and having its principal executive office at 1095 Avenue of the Americas, New York, New York 10036 (hereinafter referred to as the "Parent"), and FIRST UNION NATIONAL BANK, a banking association organized and existing under the laws of the United States of America (hereinafter referred to as the "Trustee"), under the Indenture dated as of December 1, 2000, among the Company, the Parent and the Trustee (hereinafter referred to as the "Original Indenture").

                                   RECITALS

     WHEREAS, the Company has duly authorized the issuance from time to time of its securities, in one or more series, evidencing its unsecured indebtedness (the "Securities") pursuant to the Original Indenture;

     WHEREAS, the Parent has entered into a Support Agreement, dated as of October 31, 2000 (the "Support Agreement"), pursuant to which the Parent has agreed with the Company, subject to the terms thereof, to assure the timely payment of principal of and interest and premium, if any, on the Securities;

     WHEREAS, in accordance with Section 901 of the Original Indenture, the Company, the Parent and the Trustee may enter into supplemental indentures to the Original Indenture without the consent of the Holders of Securities to, among other things, (i) issue and establish the form and terms of any series of Securities and (ii) cure any ambiguity or correct or supplement any provision which may be defective or inconsistent with the Original Indenture, or to make such other provisions in regard to matters or questions arising under the Original Indenture as shall not be inconsistent with the provisions of the Original Indenture and not adversely affect the interests of the Holders of the Securities of any series;

     WHEREAS, the Company desires to issue and establish the form and terms of a series of Securities under the Original Indenture to be designated as the "Zero-Coupon Convertible Notes due 2021" (hereinafter referred to as the "Notes") and to otherwise amend and supplement the Original Indenture in accordance with the terms thereof; and

     WHEREAS, the Company and the Parent have determined that the requirements of the Original Indenture have been satisfied and have requested the Trustee to join with them in the execution and delivery of this Supplemental Indenture; all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms have been met; and the execution and delivery hereof have been in all respects duly authorized;

     NOW, THEREFORE, for good and valuable consideration the sufficiency of which is hereby acknowledged, the Company and the Parent covenant and agree with the Trustee as follows:

                                  ARTICLE ONE

                        TERMS AND ISSUANCE OF THE NOTES

SECTION 1.01.  Issuance and Designation.

     A series of Securities which shall be designated as the Company's "Zero-Coupon Convertible Notes due 2021" is hereby duly established and shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of, the Original Indenture and this Supplemental Indenture. The aggregate principal amount at maturity of the Notes which may be authenticated and delivered under this Supplemental Indenture shall not, except as permitted by the provisions of the Original Indenture, exceed $6,258,390,000, as the same may be increased from time to time in connection with an increased accretion rate pursuant to paragraph 1 of the Securities.

     The Notes are "OID Securities" within the meaning of the Original Indenture. If an Event of Default with respect to the Notes occurs and is continuing, then, upon a declaration of acceleration pursuant to Section 502 of the Original Indenture, the amount of principal that shall become due and payable shall equal the Accreted Principal Amount; provided, however, that if the Company exercises its option to pay cash interest instead of accreting the principal amount of the Notes following a Tax Event, the Notes shall no longer be considered "OID Securities" within the meaning of the Original Indenture and the principal amount of the Notes, commencing on the date on which the principal of the Notes is restated in accordance with the terms of the Notes, shall equal the Restated Principal Amount.

SECTION 1.02.  Form and Other Terms of Notes; Incorporation of Terms.

     The Notes shall be substantially in the form attached hereto as Exhibit A. The terms of such Notes are herein incorporated by reference and form a part of this Supplemental Indenture.

                                  ARTICLE TWO

                 AMENDMENTS TO TERMS OF THE ORIGINAL INDENTURE

SECTION 2.01.  Certain Definitions.

     (a) Section 101 of the Original Indenture is hereby amended with respect to the Notes only to add the following definitions in alphabetical order :

          "Accreted Conversion Price" has the meaning specified in the Securities.

          "Accreted Principal Amount" has the meaning specified in the Securities.

          "Accreted Value Conversion" has the meaning specified in the Securities.

          "Administrative Action" has the meaning specified in the Securities.

          "Applicable Percentage" has the meaning specified in the Securities.

          "Average Sale Price" has the meaning specified in Section 1407.

          "Capital Stock" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

          "cash" has the meaning specified in Section 1107(b).

          "Change in Control" has the meaning specified in Section 1108(a).

          "Change in Control Purchase Date" has the meaning specified in Section 1108(a).

          "Change in Control Purchase Notice" has the meaning specified in
     Section 1108(c).

          "Change in Control Purchase Price" has the meaning specified in
     Section 1108(a).

          "Closing Sales Price" has the meaning specified in Section 1107(d).

          "Company Notice" has the meaning specified in Section 1107(e).

          "Company Notice Date" has the meaning specified in Section 1107(c).

          "Conversion Agent" means the office or agency where Securities may be presented for conversion, and shall initially be First Union National Bank.

          "Conversion Date" has the meaning specified in Section 1402.

          "Conversion Rate" has the meaning specified in Section 1401.

          "Ex-Dividend Time" has the meaning specified in Section 1407.

          "Extraordinary Cash Dividends" has the meaning specified in Section 1408.

          "Five-Year Reset Rate" has the meaning specified in the Securities.

          "Interest Payment Date" has the meaning specified in the Securities.

          "Issue Price" of any Security means, in connection with the original issuance of such Security, the initial issue price at which the Security is issued as set forth on the face of the Security.

          "Market Price" has the meaning specified in Section 1107(d).

          "Notes" means any of the Company's Zero-Coupon Convertible Notes due 2021, as amended or supplemented from time to time, issued under this Indenture.

          "NYSE" means The New York Stock Exchange, Inc.

          "One-Year Reset Rate" has the meaning specified in the Securities.

          "Parent Common Stock" shall mean the shares of common stock, $0.10 par value per share, of the Parent existing on the date of the issuance of the Securities or any other shares of Capital Stock of the Parent into which such common stock shall be reclassified or changed.

          "Purchase Date" has the meaning specified in Section 1107(a).

          "Purchase Notice" has the meaning specified in Section 1107(a).

          "Purchase Price" has the meaning specified in Section 1107(a).

          "quarterly conversion period" has the meaning specified in the Securities.

          "Redemption Price" has the meaning specified in the Securities.

          "Reset Rate" has the meaning specified in the Securities.

          "Reset Rate Agent" has the meaning specified in the Securities.

          "Reset Rate Determination Date" has the meaning specified in the Securities.

          "Restated Principal Amount" means, if a Tax Event occurs and the Company thereafter elects to pay cash interest on the Securities, the amount equal to the Accreted Principal Amount on the date of restatement of the principal amount of the Securities in connection therewith.

          "Share Contribution Agreement" means the Share Contribution Agreement dated as of the date hereof between the Parent and the Company.

          "Spin-off" has the meaning specified in Section 1408.

          "Subsidiary" means any person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the Parent or by one or more Subsidiaries or by the Parent and one or more Subsidiaries.

          "Tax Event" has the meaning specified in the Securities.

          "Time of Determination" has the meaning specified in Section 1407.

          "trading day" means a day during which trading in securities generally occurs on the NYSE or, if the Parent Common Stock is not listed on the NYSE, on the principal other national or regional securities exchange on which the Parent Common Stock then is listed or, if the Parent Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Parent Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Parent Common Stock is then traded.

          "trading price" has the meaning specified in the Securities.

          "Two-Year Reset Rate" has the meaning specified in the Securities.

          "Voting Stock" of a person means Capital Stock of such person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     (b) For all purposes of this Supplemental Indenture:

         (i) capitalized terms used herein without definition shall have the meanings specified in the Original Indenture;

         (ii) all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of the Original Indenture;

         (iii) the terms "herein", "hereof", "hereunder" and other words of similar import refer to this Supplemental Indenture; and

         (iv) in the event of a conflict between any definition set forth in the Original Indenture and any definition set forth in this Supplemental Indenture, the definition set forth in this Supplemental Indenture shall control.

SECTION 2.02.  Amendments.

     Section 902 of the Original Indenture is hereby amended in its entirety, with respect to the Notes only, to read as follows:

     SECTION 902. With Consent of Holders.

          The Company, the Parent and the Trustee, with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding, may amend this Indenture or the Securities. However, without the consent of each Holder affected, an amendment or supplement to this Indenture or the Securities may not:

               (1) reduce the principal of or premium on or change the Stated Maturity of any Security;

               (2) reduce the rate of or change the time for payment of cash interest on, or reduce the accretion rate of, any Security;

               (3) reduce or alter the method of computation of the Redemption Price, Purchase Price or Change in Control Purchase Price of any Security or the time when such Redemption Price, Purchase Price or

          Change in Control Purchase Price is payable;

               (4) make the principal of, or cash interest on, any Security payable in money or securities other than that stated in the Security or change the place of payment;

               (5) make any change that would impair any of the rights granted in Section 508 in any material respect;

               (6) modify any provisions of the Support Agreement or the Share Contribution Agreement, except for such modifications which do not adversely affect the interests of Holders in any material respect; or

               (7) reduce the percentage of principal amount of the outstanding Securities of a series required to amend or supplement the Indenture or waive any of its provisions.

          It shall not be necessary for the consent of the Holders under this
     Section 902 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment under this Section 902 becomes effective, the Trustee shall mail to each Holder a notice briefly describing the amendment.

SECTION 2.03.  Redemption and Purchases.

     Article Eleven of the Original Indenture is hereby amended in its entirety, with respect to the Notes only, to read as follows:

                                  ARTICLE XI

                           REDEMPTION AND PURCHASES

     SECTION 1101.  Company's Right to Redeem; Notices to Trustee.

          The Company, at its option, may redeem the Securities in accordance with the provisions of Paragraph 5 of the Securities. If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed and the Redemption Price.

          The Company shall give the notice to the Trustee provided for in this
     Section 1101 by a Company Order at least 35 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

     SECTION 1102.  Selection of Securities to Be Redeemed.

          If less than all the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Securities to be redeemed by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection at least 15 days but not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal amount at maturity of Securities that have denominations larger than $1,000.

          Securities and portions of Securities that the Trustee selects shall be in principal amounts at maturity of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of the Securities to be redeemed.

          If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

     SECTION 1103.  Notice of Redemption.

          At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

          The notice shall identify the Securities to be redeemed and shall state:

          (1)  the Redemption Date;

          (2)  the Redemption Price;

          (3)  the Conversion Rate;

          (4)  the name and address of the Paying Agent and Conversion Agent;

          (5) that Securities called for redemption may be converted at any time before the close of business one Business Day prior to the Redemption Date;

          (6) that Holders who want to convert their Securities must satisfy the requirements set forth in Paragraph 7 of the Securities;

          (7) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (8) if fewer than all of the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;

          (9) that, unless the Company defaults in making payment of such Redemption Price, cash interest, if any, on Securities called for redemption will cease to accrue and the Securities will not accrete in value on and after the Redemption Date; and

          (10) the CUSIP number(s) of the Securities.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least three Business Days prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 1103.

     SECTION 1104.  Effect of Notice of Redemption.

          Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid on the Redemption Date at the Redemption Price stated in the notice.

     SECTION 1105.  Deposit of Redemption Price.

          Prior to 10:00 a.m. (New York City time), on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust as provided in Section 606) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article Fourteen. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

     SECTION 1106.  Securities Redeemed in Part.

          Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount to the unredeemed portion of the Security surrendered.

     SECTION 1107. Purchase of Securities by the Company at Option of the Holder.

          (a) Securities shall be purchased by the Company pursuant to Paragraph 6 of the Securities at the option of the Holder on May 15, 2004, May 15, 2006, May 15, 2011 and May 15, 2016 (each, a "Purchase Date"), at a purchase price equal to the Accreted Principal Amount plus accrued and unpaid cash interest through the Purchase Date or, if the Company has previously exercised its option to pay cash interest instead of accreting the principal amount of the Securities following a Tax Event, at a purchase price equal to the Restated Principal Amount plus any accrued and unpaid cash interest through the Purchase Date (the "Purchase Price"). Purchases of Securities hereunder shall be made, at the option of the Holder thereof, upon:

               (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the relevant Purchase Date until one Business Day prior to such Purchase Date stating:

                    (A) if Definitive Securities have been issued, the
               certificate number of the Security which the Holder will deliver to be purchased or, if Definitive Securities have not been issued, such Purchase Notice must comply with appropriate Depositary procedures,

                    (B) the portion of the principal amount at maturity of the
               Security which the Holder will deliver to be purchased, which portion must be in principal amounts at maturity of $1,000 or an integral multiple thereof,

                    (C) that such Security shall be purchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in Paragraph 6 of the Securities and in this Indenture, and

                    (D) in the event the Company elects, pursuant to Section
               1107(b), to pay the Purchase Price in shares of Parent Common Stock, in whole or in part, but such portion of the Purchase Price is ultimately to be paid to such Holder entirely in cash because any of the conditions specified in this Indenture to payment of the Purchase Price or portion of the Purchase Price in shares of Parent Common Stock is not satisfied prior to the close of business on the last day prior to the Purchase Date, as set forth in Section 1107(d), whether such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Securities to which such Purchase Notice relates (stating the principal amount and certificate numbers, if any, of the Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Purchase Price for all Securities or portions of Securities subject to the Purchase Notice to which such Purchase Notice relates; and

               (2) delivery of such Security to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this
          Section 1107 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

          If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of
     Section 1109, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 1107(a)(1), such Holder shall be deemed to have elected to receive cash in respect of the entire Purchase Price for all Securities subject to such Purchase Notice in the circumstances set forth in such clause (D).

          The Company shall purchase from the Holder thereof, pursuant to this
     Section 1107, a portion of a Security, if the principal amount at maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

          Any purchase by the Company contemplated pursuant to the provisions of this Section 1107 shall be consummated by the delivery of the consideration to be received by the Holder promptly following, but in no event more than five Business Days after, the later of the Purchase Date and the time of delivery of the Security. Unless the Company defaults in making payment on Securities for which a Purchase Notice has been submitted when due, cash interest, if any, on such Securities will cease to accrue and the Securities will cease to accrete in value on the Purchase Date.

          Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 1107(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business one Business Day prior to the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 1109.

          The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

          (b) Company's Right to Elect Manner of Payment of Purchase Price for Payment. The Securities to be purchased on any Purchase Date pursuant to
     Section 1107(a) may be paid for, in whole or in part, at the election of the Company, in U.S. legal tender ("cash") or, subject to the conditions set forth in Section 1107(d), shares of Parent Common Stock, or in any combination of cash and shares of Parent Common Stock; provided that the Company will pay cash for fractional interests in shares of Parent Common Stock. The cash payment for fractional shares will be based on the Closing Sales Price of the Parent Common Stock on the trading day immediately prior to the Purchase Date. For purposes of determining the existence of potential fractional interests, all Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are purchased pursuant to this Section 1107 shall receive the same percentage of cash or shares of Parent Common Stock in payment of the Purchase Price for such Securities, except (i) as provided in Section 1107(d) with regard to the payment of cash in lieu of fractional shares of Parent Common Stock and (ii) in the event that the Company is unable to purchase the Securities of a Holder or Holders for shares of Parent Common Stock because any necessary qualifications or registrations of the shares of Parent Common Stock under applicable federal or state securities laws cannot be obtained, the Company shall purchase the Securities of such Holder or Holders for cash. If the Company elects to pay the Purchase Price of the Securities with shares of Parent Common Stock or a combination of cash and shares of Parent Common Stock, the Company will deliver the Company Notice required by Section 1107(e) by the Company Notice Date. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders, except pursuant to Section 1107(d) in the event of a failure to satisfy, prior to the close of business on the last day prior to the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in shares of Parent Common Stock.

          At least three Business Days before each Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

               (i) the manner of payment selected by the Company,

               (ii) the information required by Section 1107(e) in the Company Notice,

               (iii) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in shares of Parent Common Stock, that the conditions to such manner of payment set forth in Section 1107(d) have been or will be complied with and

               (iv) whether the Company desires the Trustee to give the Company Notice required by Section 1107(e).

          (c) Purchase with Cash. At the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to
     Section 1107(a) has been given may be paid by the Company with cash equal to the aggregate Purchase Price of such Securities.

          (d) Payment by Delivery of Shares of Parent Common Stock. At the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 1107(a) has been given, or a specified percentage thereof, may be paid by the Company by the delivery of a number of shares of Parent Common Stock equal to the quotient obtained by dividing (i) the portion of the Purchase Price to be paid in shares of Parent Common Stock by (ii) the Market Price of one share of Parent Common Stock as determined by the Company in the Company Notice; provided that the

     Company will pay cash for fractional shares of Parent Common Stock as provided in Section 1107(b).

          If the Company elects to purchase the Securities by the issuance of shares of Parent Common Stock, the Company Notice, as provided in Section 1107(e), shall be sent to the Holders (and to beneficial owners as required by applicable law) not later than the Company Notice Date.

          The Company's right to exercise its election to purchase Securities through the issuance of shares of Parent Common Stock shall be conditioned upon:

               (i) the Company's timely giving of the Company Notice of an election to purchase all or a specified percentage of the Securities with shares of Parent Common Stock as provided herein;

               (ii) the registration of such shares of Parent Common Stock under the Securities Act, or the Exchange Act, in each case, if required;

               (iii) the listing of such shares of Parent Common Stock on the principal national securities exchange on which the shares of Parent Common Stock are listed;

               (iv) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

               (v) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that the shares of Parent Common Stock to be delivered by the Company in payment of the Purchase Price in respect of Securities are validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officers' Certificate, stating that the conditions above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that the conditions in clauses (i) through (iv) above have been satisfied.

          Such Officers' Certificate shall also set forth the number of shares of Parent Common Stock to be issued for each $1,000 principal amount at maturity of the Securities. The Company may pay the Purchase Price (or any portion thereof) in shares of Parent Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation or other widely disseminated public source. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Business Day prior to the Purchase Date, and the Company has elected to purchase the Securities pursuant to this Section 1107 through the issuance of shares of Parent Common Stock, the Company shall pay the entire Purchase Price of the Securities of such Holder or Holders in cash.

          The "Market Price" means the average of the Closing Sales Prices of the Parent Common Stock for the five trading day period ending on the third Business Day prior to the applicable Purchase Date (if the third Business Day prior to the applicable Purchase Date is a trading day, or if not, then on the last trading day prior to the third Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of the trading days during the five trading day period and ending on the Purchase Date, of any event described in Sections 1406, 1407, 1408 or 1409 that would require adjustment of the Conversion Rate in respect of the Parent Common Stock; subject, however, to the conditions set forth in Sections 1410 and 1411.

          The "Closing Sales Price" of Parent Common Stock on any date means the closing per share sale price (or, if no closing sales price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which Parent Common Stock is traded or, if Parent Common Stock is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq system. In the absence of such quotations, the Company shall be entitled to determine the Closing Sales Price on the basis of such quotations as it considers appropriate.

          Upon determination of the actual number of shares of Parent Common Stock to be issued upon repurchase of Securities, the Company will disseminate a press release through Reuters Economic Services or Bloomberg Business News containing this information or publish the information on the Parent's web site or through such other public medium as the Parent may use at that time.

          (e) Notice of Election. If the Company elects to pay the Purchase Price of Securities to be purchased pursuant to Section 1107(a) with shares of Parent Common Stock or a combination of cash and shares of Parent Common Stock, the Company shall give notice to Holders setting forth information specified in this Section 1107(e) (the "Company Notice"). The Company Notice shall:

               (1) state that each Holder will receive shares of Parent Common Stock with a Market Price determined as of a specified date prior to the Purchase Date equal to the Purchase Price of the Securities held by such Holder or a specified percentage thereof (except any cash amount to be paid in lieu of fractional shares);

               (2) set forth the method of calculating the Market Price of the shares of Parent Common Stock;

               (3) state that because the Market Price of shares of Parent Common Stock will be determined prior to the Purchase Date, Holders of the Securities will bear the market risk with respect to the value of the shares of Parent Common Stock to be received from the date such Market Price is determined to the Purchase Date; and

               (4) set forth the procedures that a Holder must follow to exercise its put rights under this Section 1107 and the procedures for withdrawing a Purchase Notice (including, without limitation, a conditional withdrawal pursuant to the terms of Section 1107(a)(1)(D) or Section 1109).

          The Company Notice shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to the Purchase Date (the "Company Notice Date").

          At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

          Simultaneously with such Company Notice, the Company shall disseminate a press release through Reuters Economic Services or Bloomberg Business News containing this information or publish the information on the Parent's web site or through such other public medium as the Parent may use at that time.

          (f) Covenants of the Company. All shares of Parent Common Stock delivered upon purchase of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

          (g) Procedure upon Purchase. The Company shall deposit cash (in respect of a cash purchases under this Section 1107 or for fractional interests, as applicable) or shares of Parent Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in Section 1110, sufficient to pay the aggregate Purchase Price of all Securities to be purchased pursuant to this Section 1107. As soon as practicable after the Purchase Date, the Company shall deliver to each Holder entitled to receive shares of Parent Common Stock through the Paying Agent, a certificate for the number of full shares of Parent Common Stock issuable in payment of the Purchase Price and cash in lieu of any fractional interests. The person in whose name the certificate for the shares of Parent Common Stock is registered shall be treated as a holder of record of Parent Common Stock on the Business Day following the Purchase Date. Subject to Section 1107(d), no payment or adjustment will be made for dividends on the shares of Parent Common Stock the record date for which occurred on or prior to the Purchase Date.

          (h) Taxes. If a Holder of a purchased Security is paid in shares of Parent Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Parent Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the Parent Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the shares of Parent Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Parent Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

     SECTION 1108. Purchase of Securities at Option of the Holder upon Change in Control.

          (a) If a Change in Control occurs, the Securities not previously purchased by the Company or any portion of the principal amount thereof shall be purchased by the Company, at the option of the Holder thereof, at a purchase price equal to the Accreted Principal Amount plus any accrued and unpaid cash interest to the date that is 45 days after the date the Company shall have mailed notice of the occurrence of a Change in Control pursuant to Section 1108(b) (the "Change in Control Purchase Date") or, if the Company has previously exercised its option to pay cash interest instead of accreting the principal amount of the Securities following a Tax Event, at a purchase price equal to the Restated Principal Amount plus any accrued and unpaid cash interest to the Change in Control Purchase Date (the "Change in Control Purchase Price"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 1108(c).

          A "Change in Control" shall be deemed to have occurred at such time after the Securities are originally issued as either of the following events shall occur:

               (i) any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of Parent Common Stock entitling the person to exercise 50% or more of the total voting power of all shares of the Parent Common Stock that is entitled to vote generally in elections of directors, other than an acquisition by the Parent, any of its Subsidiaries or any of its employee benefit plans; or

               (ii) the Parent merges or consolidates with or into any other person, any merger of another person into the Parent, or the Parent conveys, sells, transfers or leases all or substantially all of its assets to another person, other than any transaction: (A) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Parent's Capital Stock, (B) pursuant to which the holders of Parent Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Parent Common Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction or (C) which is effected solely to change the Parent's jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of Parent Common Stock solely into shares of common stock of the surviving corporation.

     Notwithstanding the foregoing provisions of this Section 1108, a Change in Control shall not be deemed to have occurred if (A) the Closing Sales Price of Parent Common Stock for any five trading days within the period of 10 consecutive trading days ending immediately after the later of the Change in Control or the public announcement of the Change in Control, in the case of a Change in Control relating to an acquisition of Capital Stock, or the period of 10 consecutive trading days ending immediately before the Change in Control, in the case of a Change in Control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the Accreted Conversion Price of the Securities in effect on each of those trading days or (B) all of the consideration in a merger or consolidation otherwise constituting a Change in Control under clause (i) and/or clause (ii) above (other than cash payments not to exceed 5% of the total value of such merger or consolidation (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights)) consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market (or will be so traded or quoted immediately following the merger or consolidation) and as a result of the merger or consolidation the Securities become convertible into common stock of the surviving corporation.

          For purposes of this Section 1108, whether a person is a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act and "person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

          (b) No later than 30 days after the occurrence of a Change in Control, the Company shall mail a written notice of the Change in Control by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Change in Control Purchase Notice to be completed by the Holder and shall state:

               (1) briefly, the events causing a Change in Control and the date of such Change in Control;

               (2) the date by which the Change in Control Purchase Notice pursuant to this Section 1108 must be given;

               (3)  the Change in Control Purchase Date;

               (4)  the Change in Control Purchase Price;

               (5)  the name and address of the Paying Agent;

               (6) that the Securities as to which a Change in Control Purchase Notice has been given may be converted if they are otherwise convertible pursuant to Article Fourteen hereof only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

               (7) the procedures for withdrawing a Change in Control Purchase Notice;

               (8) that the Securities must be surrendered to the Paying Agent to collect payment;

               (9) that the Change in Control Purchase Price for any Security as to which a Change in Control Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such Security;

               (10) that, unless the Company defaults in making payment of such
                    Change in Control Purchase Price when due, cash interest, if any, on Securities surrendered for purchase by the Company will cease to accrue and the Securities will cease to accrete in value on and after the Change in Control Purchase Date; and

               (11) the CUSIP number(s) of the Securities.

          (c) In order to exercise its rights specified in Section 1108(a), a Holder must deliver a written notice requesting purchase of all or a portion of its Securities (a "Change in Control Purchase Notice") to the Paying Agent at any time on or prior to the 30th day after the date the Company delivers its written notice of the occurrence of a Change in Control, stating:

               (1) the certificate number(s) of the Securities which the Holder will deliver to be purchased or, if Definitive Securities have not been issued, such information as shall be provided pursuant to appropriate Depositary procedures;

               (2) the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

               (3) that such Security shall be purchased pursuant to the terms and conditions specified in Paragraph 6 of the Securities.

          The timely delivery to the Paying Agent of the Change in Control Purchase Notice and the delivery of such Security (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that, in the case of delivery of such Security to the Paying Agent, such Change in Control Purchase Price shall be so paid pursuant to this Section 1108 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.

          The Company shall purchase from the Holder thereof, pursuant to this
     Section 1108, a portion of a Security if the principal amount at maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

          Any purchase by the Company contemplated pursuant to the provisions of this Section 1108 shall be consummated by the delivery of the consideration to be received by the Holder on the Change of Control Purchase Date.

          Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Purchase Notice contemplated by this Section 1108(c) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the close of business one Business Day prior to the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 1109.

          The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

     SECTION 1109.  Effect of Purchase Notice or Change in Control Purchase
     Notice.

          Upon receipt by the Paying Agent of the Purchase Notice or Change in Control Purchase Notice specified in Section 1107(a) or Section 1108(c), as applicable, the Holder of the Security in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice, as the case may be, is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Security. Such Purchase Price shall be paid to such Holder, subject to receipts of funds and/or securities by the Paying Agent, promptly following, but in no event more than five Business Days after, the later of (x) the Purchase Date with respect to such Security (provided that the conditions in Section 1107(a) have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 1107(a), and such Change in Control Purchase Price shall be paid to such Holder, subject to receipts of funds and/or securities by the Paying Agent, on the later of (x) the Change in Control Purchase Date with respect to such Security (provided that the conditions in Section 1108(c) have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 1108(c). Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article Fourteen hereof on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice unless such Purchase Notice or Change in Control Purchase Notice has first been validly withdrawn as specified in the following paragraph.

          A Purchase Notice or Change in Control Purchase Notice may be withdrawn by the Holder by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business one Business Day prior to the Purchase Date or the Change in Control Purchase Date, as the case may be, specifying:

               (1) the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted or, if Definitive Securities have not been issued, such information as shall be provided pursuant to appropriate Depositary procedures,

               (2) the principal amount at maturity of the Security with respect to which such notice of withdrawal is being submitted, and

               (3) the principal amount at maturity, if any, of such Security which remains subject to the original Purchase Notice or Change in Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

          There shall be no purchase of any Securities pursuant to Section 1107 or 1108 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice or Change in Control Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Securities) in which case, upon such return, the Purchase Notice or Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

     SECTION 1110.  Deposit of Purchase Price or Change in Control Purchase
     Price.

          Prior to 10:00 a.m. (local time in the City of New York) on the fifth Business Day following the Purchase Date or prior to 10:00 a.m. (local time in the City of New York) on the Change in Control Purchase Date, as the case may be, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 606) an amount of cash (in immediately available funds if deposited on such Business Day) or Parent Common Stock, if permitted hereunder, or both, sufficient to pay the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of the Purchase Date or Change in Control Purchase Date, as the case may be.

     SECTION 1111.  Securities Purchased in Part.

          Any Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not purchased.

     SECTION 1112.  Repayment to the Company.

          The Paying Agent and the Trustee shall return to the Company any cash or shares of Parent Common Stock that remain unclaimed for two years, subject to applicable unclaimed property laws, held by them for the payment of the Purchase Price or Change in Control Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or shares of Parent Common Stock deposited by the Company pursuant to
     Section 1110 exceeds the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or Change in Control Purchase Date, as the case may be, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Purchase Date or Change in Control Purchase Date, as the case may be, the Paying Agent and the Trustee shall return any such excess to the Company.

SECTION 2.04.  Conversion.

     The Original Indenture is hereby amended, with respect to the Notes only, by adding a new Article Fourteen immediately following Article Thirteen of the Original Indenture, to read as follows:

                                  ARTICLE XIV

                                  CONVERSION

     SECTION 1401.  Conversion Privilege.

          A Holder of a Security may convert such Security into shares of Parent Common Stock at any time during the periods stated in paragraph 7 of the Securities. The number of shares of Parent Common Stock issuable upon conversion of a Security per $1,000 of principal amount at maturity thereof (the "Conversion Rate") shall be that set forth in paragraph 7 in the Securities, subject to adjustment as herein set forth.

          A Holder may convert a portion of the principal amount at maturity of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of the Security.

     SECTION 1402.  Conversion Procedure.

          To convert a Security, a Holder must satisfy the requirements in paragraph 7 of the Securities. The first Business Day on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date"). As soon as practicable after the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of whole shares of Parent Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to
     Section 1403. The Person in whose name the certificate is registered shall be treated as the stockholder of record as of the close of business on the Conversion Date. Upon conversion of a Security, such Person shall no longer be a Holder of such Security.

          No payment or adjustment will be made for dividends on, or other distributions with respect to, any Parent Common Stock except as provided in this Article Fourteen. On conversion of a Security, no accrued and unpaid cash interest, if any, or amounts reflecting accretion of the Securities included in the Accreted Principal Amount or the Restated Principal Amount (as the case may be), in each case through the Conversion Date, will be payable with respect to the converted Security and no such cash interest or amounts reflecting accretion of the Securities shall be deemed to be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the shares of Parent Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the provisions hereof; and the fair market value of such shares of Parent Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid cash interest, if any, through the Conversion Date, and the balance, if any, of such fair market value of such shares of Parent Common Stock (and any such cash payment) shall be treated as issued for the Accreted Principal Amount or the Restated Principal Amount (as the case may be) of the Security being converted pursuant to the provisions hereof. The Company will not adjust the conversion ratio to account for accrued and unpaid cash interest, if any, or for amounts reflecting accretion of the Securities included in the Accreted Principal Amount or the Restated Principal Amount (as the case may be). If a Holder converts more than one Security at the same time, the number of shares of Parent Common Stock issuable upon the conversion shall be based on the total principal amount of the Securities converted.

          If the last day on which a Security may be converted is a not a Business Day in a place where a Conversion Agent is located, the Security may be surrendered on the next succeeding day that is a Business Day.

          Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in principal amount to the unconverted portion of the Security surrendered.

          If a Holder submits a Security for conversion after the Company has elected to exercise its option to pay cash interest instead of accreting the principal amount of the Securities following a Tax Event, or if the Company is required to make a cash payment pursuant to an increased accretion rate, in either case between a record date and the opening of business on the next Interest Payment Date (except for Securities or portions of Securities called for redemption on a Purchase Date occurring during the period from the close of business on a record date and ending on the close of business on the next Interest Payment Date, or if such Interest Payment Date is not a Business Day, the next Business Day after the Interest Payment Date), such Holder shall pay to the Company an amount equal to cash interest payable on the converted principal amount.

     SECTION 1403.  Fractional Shares.

          Holders will not receive fractional shares upon conversion of a Security. Instead, the Holder will receive a cash payment for fractional shares based on the Closing Sales Price of the Parent Common Stock on the trading day immediately preceding the Conversion Date.

     SECTION 1404.  Taxes on Conversion.

          If a Holder submits a Security for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the delivery of shares of Parent Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be registered in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the shares of Parent Common Stock being registered in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be registered in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

     SECTION 1405.  Parent Common Stock.

          All shares of Parent Common Stock delivered by the Conversion Agent on behalf of the Company upon conversion of the Securities shall be duly and validly issued and fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim. Each of the Company and the Parent will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Parent Common Stock upon conversion of Securities, if any, and the Parent will list or cause to have quoted such shares of Parent Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the shares of Parent Common Stock are then listed or quoted.

     SECTION 1406.  Adjustment for Change in Capital Stock.

          If, after the Issue Date of the Securities, the Parent:

               (1) pays a dividend or makes another distribution to all holders of the Parent Common Stock on the Parent Common Stock payable exclusively in shares of Parent Common Stock;

               (2) subdivides the outstanding shares of Parent Common Stock into a greater number of shares of Parent Common Stock;

               (3) combines the outstanding shares of Parent Common Stock into a smaller number of shares Parent Common Stock; or

               (4) pays a dividend or makes other distributions to all holders of the Parent Common Stock consisting of Capital Stock of the Parent (other than those rights and warrants referred to in Section 1411 relating to stockholders rights plans), then the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted will receive the number of shares of Capital Stock of the Parent which such Holder would have owned immediately following such action if such Holder had converted the Security immediately prior to such action.

          The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

          If after an adjustment a Holder of a Security upon conversion of such Security may receive shares of two or more classes of Capital Stock of the Parent, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article Fourteen with respect to the shares of Parent Common Stock, on terms comparable to those applicable to shares of Parent Common Stock in this Article Fourteen.

     SECTION 1407.  Adjustment for Rights Issue.

          If after the Issue Date of the Securities, the Parent distributes any rights or warrants to all holders of shares of its Parent Common Stock entitling them to purchase shares of Parent Common Stock at a price per share less than the Average Sale Price as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula:

          R'  =  R  x        (O + N)
                       -------------------
                         (O + (N x P)/M)

          where:

          R' =   the adjusted Conversion Rate.

          R  =   the current Conversion Rate.

          O  =   the number of shares of Parent Common Stock outstanding on the record date for the distribution to which this Section 1407 is being applied.

          N  =   the number of additional shares of Parent Common Stock offered pursuant to the distribution.

          P  =   the offering price per share of the additional shares.

          M = the Average Sale Price, minus, in the case of (i) a distribution to which Section 1406(4) applies or (ii) a distribution to which Section 1408 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 1407 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this
                 Section 1407 applies, the fair market value (on the record date for the distribution to which this Section 1407 applies) of:

                  (1) the Capital Stock of the Parent distributed in respect of each share of Parent Common Stock in such Section 1406(4) distribution; and

                  (2) the assets of the Parent or debt securities or any rights, warrants or options to purchase securities of the Parent distributed in respect of each share of Parent Common Stock in such Section 1408 distribution.

          The Board of Directors shall determine fair market values for the purposes of this Section 1407, except as Section 1408 otherwise provides in the case of a Spin-off.

          "Average Sale Price" means the average of the Closing Sales Prices of the shares of Parent Common Stock for the shorter of:

               (i) 30 consecutive trading days ending on the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated;

               (ii) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, warrants or options or (b) the distribution, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days); or

               (iii) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 1406(4), 1407, 1408 or 1409 and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days).

          In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 1406(1), (2) or (3) applies occurs during the period applicable for calculating "Average Sale Price" pursuant to the definition in the preceding sentence, "Average Sale Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Closing Sales Price of the shares of Parent Common Stock during such period.

          "Time of Determination" means the time and date of the earlier of (i) the determination of shareholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 1407 or 1408 applies and (ii) the Ex-Dividend Time.

          "Ex-Dividend Time" means the time immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options or distribution on a national or regional exchange or market on which the shares of Parent Common Stock are then listed or quoted.

          The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 1407 applies. If all of the shares of Parent Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Parent Common Stock issued upon the exercise of such rights, warrants or options.

          No adjustment shall be made under this Section 1407 if the application of the formula stated above in this Section 1407 would result in a value of R' that is equal to or less than the value of R.

     SECTION 1408.  Adjustment for Other Distributions.

          If, after the Issue Date of the Securities, the Parent distributes to all holders of its shares of Parent Common Stock any of its debt, securities or assets or any rights, warrants or options to purchase securities of the Parent (including securities or cash, but excluding (x) distributions of Capital Stock referred to in Section 1406 and distributions of rights, warrants or options referred to in Section 1407 and (y) cash dividends or other cash distributions unless such cash dividends or other cash distributions are Extraordinary Cash Dividends) the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 1408, in accordance with the formula:

          R' =  R x M
                -----
                (M - F)

          where:

          R' = the adjusted Conversion Rate.

          R  = the current Conversion Rate.

          M = the Average Sale Price, minus, in the case of a distribution to which Section 1406(4) applies, for which (i) the record date shall occur on or before the record date for the distribution to which this Section 1408 applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 1408 applies, the fair market value (on the record date for the distribution to which this Section 1408 applies) of any Capital Stock of the Parent distributed in respect of each share of Parent Common Stock in such Section 1406(4) distribution.

          F = the fair market value (on the record date for the distribution to which this Section 1408 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Parent Common Stock in the distribution to which this
               Section 1408 is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

          In the event the Parent distributes shares of Capital Stock of a Subsidiary, the Conversion Rate will be adjusted, if at all, based on the market value of the Subsidiary stock so distributed relative to the market value of the Parent Common Stock, as discussed below. The Board of Directors shall determine fair market values for the purposes of this
     Section 1408, except that in respect of a dividend or other distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Parent (a "Spin-off"), the fair market value of the securities to be distributed shall equal the average of the daily Closing Sales Prices of those securities for the five consecutive trading days commencing on and including the sixth day of trading of those securities after the effectiveness of the Spin-off and the average of the Closing Sales Prices shall mean the average Closing Sales Prices for the Parent Common Stock for the same five trading days. In the event, however, that an underwritten initial public offering of the securities in the Spin-off occurs simultaneously with the Spin-off, fair market value of the securities distributed in the Spin-off shall mean the initial public offering price of such securities and the Average Sale Price, for purposes of this sentence, shall mean the Closing Sales Price for the Parent Common Stock on the same trading day.

          Assuming that a distribution referred to in this Section 1408 shall have occurred, the adjustment referred to in this Section 1408 shall become effective as of a date and time immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 1408 applies, except that an adjustment related to a Spin-off shall become effective at the earlier to occur of (i) 10 trading days after the effective date of the Spin-off and (ii) the initial public offering of the securities distributed in the Spin-off.

          For purposes of this Section 1408, the term "Extraordinary Cash Dividend" shall mean any all-cash distributions in an aggregate amount that, together with (i) any cash and the fair market value of any other consideration payable in respect of any tender offer by the Parent or any of its Subsidiaries for shares of Parent Common Stock consummated within the preceding 12 months not triggering a Conversion Rate adjustment and
     (ii) all other all-cash distributions to all or substantially all holders of Parent Common Stock made within the preceding 12 months not triggering a Conversion Rate adjustment, exceeds an amount equal to 15% of the market capitalization of Parent Common Stock on the Business Day immediately preceding the day on which the Parent declares the distribution.

          If, upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the shares of Parent Common Stock, the aggregate amount of such cash dividend together with the amounts of all other cash dividends or cash distributions gives rise to an adjustment of the Conversion Rate pursuant to Section 1406, then such cash dividend together with all such other cash dividends or cash distributions shall, for purposes of applying the formula set forth above in this Section 1408, cause the value of "F" to equal (y) the aggregate amount of such cash dividend together with the amounts of such other cash dividends or cash distributions, minus (z) the aggregate amount of all cash dividends or cash distributions for which a prior adjustment in the Conversion Rate was previously made.

          In the event that, with respect to any distribution to which this
     Section 1408 would otherwise apply, the difference "M-F" as defined in the above formula is less than $1.00 or "F" is equal to or greater than "M", then the adjustment provided by this Section 1408 shall not be made and in lieu thereof the provisions of Section 1415 shall apply to such distribution.

          SECTION 1409.  Adjustment for Self-Tender Offer.

          If, after the Issue Date of the Securities, the Parent or any Subsidiary of the Parent pays holders of the Parent Common Stock in respect of a tender or exchange offer, other than an odd-lot offer, by the Parent or any of its Subsidiaries for Parent Common Stock to the extent that the offer involves aggregate consideration that, together with (i) any cash and the fair market value of any other consideration payable in respect of any tender offer by the Parent or any of its Subsidiaries for shares of Parent Common Stock consummated within the preceding 12 months not triggering a Conversion Rate adjustment and (ii) all-cash distributions to all or substantially all holders of Parent Common Stock made within the preceding 12 months not triggering a Conversion Rate adjustment, exceeds an amount equal to 15% of the market capitalization of Parent Common Stock on the expiration date of the tender offer, the Conversion Rate shall be adjusted in an equitable manner, as determined by the Parent's Board of Directors in consultation with Goldman, Sachs & Co. or such other nationally recognized investment banking institution satisfactory to the Parent.

     SECTION 1410.  When Adjustment May Be Deferred.

          No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

          All calculations under this Article Fourteen shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

     SECTION 1411.  When No Adjustment Is Required.

          If the Parent adopts a stockholders rights plan under which the Parent issues rights providing that each share of Parent Common Stock issued upon conversion of the Security at any time prior to the distribution of separate certificates representing the rights will be entitled to receive the rights, no adjustment need be made as a result of: (i) the issuance of the rights; (ii) the distribution of separate certificates representing the rights; (iii) the exercise or redemption of the rights in accordance with any rights agreement; or (iv) the termination or invalidation of the rights.

          No adjustment need be made for a transaction referred to in Section 1407 if Holders of the Securities may participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of shares of Parent Common Stock participate in the transaction. No adjustment need be made for a transaction referred to in Section 1408 if all Holders of the Securities may participate in the transaction.

          No adjustment need be made for a change in the par value or no par value of the shares of Parent Common Stock.

          To the extent the Securities become convertible pursuant to this Article Fourteen in whole or in part into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

     SECTION 1412.  Notice of Adjustment.

          Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

     SECTION 1413.  Voluntary Increase.

          The Company from time to time may increase the Conversion Rate by any amount at any time for at least 20 days, so long as the increase is irrevocable during such period. Whenever the Conversion Rate is increased, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect. A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of
     Section 1406, 1407, 1408 or 1409.

     SECTION 1414.  Notice of Certain Transactions.

          If:

          (1) the Parent takes any action that would require an adjustment in the Conversion Rate pursuant to Section 1406, 1407, 1408 or 1409 (unless no adjustment is to occur pursuant to Section 1411); or

          (2) the Parent takes any action that would require a supplemental indenture pursuant to Section 1415; or

          (3) there is a liquidation or dissolution of the Parent;

     then the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

     SECTION 1415.  Reorganization of the Parent.

          If the Parent is a party to a transaction subject to Section 801 (other than a sale of all or substantially all of the assets of the Parent in a transaction in which the holders of shares of Parent Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Parent or any other person) or a merger or binding share exchange which reclassifies or changes its outstanding shares of Parent Common Stock, the person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the successor company, that issuer shall join in the supplemental indenture.

          The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Security immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent person or an Affiliate of a constituent person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article Fourteen. The successor company shall mail to Holders a notice briefly describing the supplemental indenture.

          If this Section applies, neither Section 1406 nor Section 1407 applies.

          If the Parent makes a distribution to all holders of its shares of Parent Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Parent that, but for the provisions of the last paragraph of Section 1408, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 1408, then, from and after the record date for determining the holders of shares of Parent Common Stock entitled to receive the distribution, a Holder of a Security that converts such Security in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of shares of Parent Common Stock into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the record date for determining the holders of shares of Parent Common Stock entitled to receive the distribution.

     SECTION 1416.  Company Determination Final.

          Any determination that the Company, the Parent or the Board of Directors must make pursuant to Section 1405, 1406, 1407, 1408, 1409, 1410, 1411, 1415 or 1417 is conclusive, absent manifest error.

     SECTION 1417.  Simultaneous Adjustments.

          In the event that this Article Fourteen requires adjustments to the Conversion Rate under more than one of Sections 1406(4), 1407, 1408 or 1409, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 1406(4), second, the provisions of Section 1408, third, the provisions of Section 1407, and fourth, the provisions of Section 1409.

     SECTION 1418.  Successive Adjustments.

          After an adjustment to the Conversion Rate under this Article Fourteen, any subsequent event requiring an adjustment under this Article Fourteen shall cause an adjustment to the Conversion Rate as so adjusted.

                                 ARTICLE THREE

                                 MISCELLANEOUS

SECTION 3.01.  Execution of Supplemental Indenture.

     This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Supplemental Indenture forms a part thereof. The Original Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

SECTION 3.02.  Conflict with Trust Indenture Act.

     If and to the extent that any provision hereof limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended, such imposed duties shall control.

SECTION 3.03.  Successors and Assigns.

     All covenants and agreements in this Supplemental Indenture by the Company and the Parent shall bind their respective successors and assigns, whether so expressed or not.

SECTION 3.04.  Separability Clause.

     In case any one or more of the provisions contained in this Supplemental Indenture, the Original Indenture or in the Securities of any series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture, the Original Indenture or of such Securities, but this Supplemental Indenture, the Original Indenture and such Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 3.05.  Benefits of Supplemental Indenture.

     Nothing in this Supplemental Indenture or in the Original Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders (to the extent specified herein or therein), any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

SECTION 3.06.  Governing Law.

     This Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

SECTION 3.07.  Execution and Counterparts.

     This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 3.08.  Notices.

     Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows:

     if to the Company:

          Verizon Global Funding Corp.
          3900 Washington Street, 2nd Floor
          Wilmington, Delaware 19802
          Attention:  President and Treasurer


     if to the Parent:

          Verizon Communications Inc.
          1095 Avenue of the Americas
          New York, New York  10036
          Attention:  Senior Vice President and Treasurer


     if to the Trustee:

          First Union National Bank
          123 South Broad Street
          Philadelphia, Pennsylvania  19109
          Attention:  Corporate Trust Services

     The Company, the Parent or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder's address as it appears on the registration books of the Security Registrar and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

     If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Security Registrar, Paying Agent, Conversion Agent or co-registrar.

     IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this First Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.


                                        VERIZON GLOBAL FUNDING CORP.

                                        By: /s/ Janet M. Garrity
                                           ______________________________
                                           Name:  Janet M. Garrity
                                           Title: President and Treasurer
Attest:

/s/ Robert W. Erb
___________________________
Name:  Robert W. Erb
Title: Secretary


                                       VERIZON COMMUNICATIONS INC.

                                       By: /s/ William F. Heitmann
                                          _______________________________
                                          Name:  William F. Heitmann
                                          Title: Senior Vice President and
                                                 Treasurer
Attest:

/s/ Robert W. Erb
___________________________
Name:  Robert W. Erb
Title: Assistant Corporate
       Secretary
                                       FIRST UNION NATIONAL BANK

                                       By: /s/ John Clapham
                                          ______________________________
                                          Name:  John Clapham
                                          Title: Vice President
Attest:

/s/ Ednora G. Linares
___________________________
Name:  Ednora G. Linares
Title: Vice President

(SEAL)

                                                                       EXHIBIT A

                           [FORM OF FACE OF SECURITY]

          THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT AND IS SUBJECT TO THE RULES FOR DEBT INSTRUMENTS WITH CONTINGENT PAYMENTS UNDER TREASURY REGULATIONS (S) 1.1275-4(b). FOR INFORMATION REGARDING THE ISSUE PRICE, ISSUE DATE, "COMPARABLE YIELD" AND PROJECTED PAYMENT SCHEDULE FOR THIS SECURITY, YOU SHOULD CONTACT: INVESTOR RELATIONS, VERIZON COMMUNICATIONS INC., 1095 AVENUE OF THE AMERICAS, 36TH FLOOR, NEW YORK, NY 10036, TELEPHONE (212) 395-1525.

          [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE THREE OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

          THIS SECURITY AND ANY COMMON STOCK OF VERIZON COMMUNICATIONS INC. ISSUABLE UPON THE CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

          THIS SECURITY AND ANY COMMON STOCK OF VERIZON COMMUNICATIONS INC. ISSUABLE UPON CONVERSION OF THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A

THE SECURITIES ACT UNDER ACQUIRING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL INVESTOR THAT IS AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

          THIS SECURITY, ANY SHARES OF COMMON STOCK OF VERIZON COMMUNICATIONS INC. ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY AND ANY SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

          The foregoing legend may be removed from this Security on satisfaction of the conditions specified in the Indenture.

          The undersigned hereby certifies that each of the Support Agreement and the Share Contribution Agreement endorsed hereon is a true and complete copy of the manually executed Support Agreement and the manually executed Share Contribution Agreement, respectively.

                         VERIZON GLOBAL FUNDING CORP.

                    Zero-Coupon Convertible Notes due 2021



No.                                                     CUSIP:
Issue Date:  May 15, 2001
Issue Price:  $551.26
(for each $1,000 principal amount at maturity)

          VERIZON GLOBAL FUNDING CORP., a Delaware corporation, promises to pay to [IF GLOBAL SECURITY--Cede & Co.] [IF DEFINITIVE SECURITY--________________] or registered assigns, the principal amount of [
($                 )] on May 15, 2021, subject to adjustment as provided herein.

          This Security shall not bear cash interest except as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

          Additional provisions of this Security are set forth on the other side of this Security.

Dated:                   VERIZON GLOBAL FUNDING CORP.

                         By: __________________________________
                             Name:
                             Title:



TRUSTEE'S CERTIFICATE OF AUTHENTICATION

FIRST UNION NATIONAL BANK,
as Trustee, certifies that this is one
of the Securities referred to in the
within-mentioned Indenture.


By:    __________________________________
              Authorized Signatory

Dated:

                         [FORM OF REVERSE OF SECURITY]

                     Zero-Coupon Convertible Notes due 2021


1.  Cash Interest and Accretion Rate.

          Except as provided in this paragraph 1, this Security shall not bear cash interest. This Security shall initially represent the Issue Price and shall accrete in value at an accretion rate of 3% per annum through the Stated Maturity.

          Increased Accretion Rate. Beginning on May 15, 2004, if the Closing Sales Price of the Parent Common Stock is equal to or less than 60% of the Accreted Conversion Price of the Securities for any 20 trading days out of the last 30 consecutive trading days ending three Business Days prior to such date or three Business Days prior to any May 15 or November 15 thereafter, then the accretion rate on the Securities for the semi-annual period commencing on such date will be subject to an increased accretion rate equal to the applicable per annum Reset Rate in effect at that time. Any increased accretion rate made pursuant to the preceding sentence will remain in effect until the May 15 or November 15 thereafter when the Closing Sales Price of the Parent Common Stock is not equal to or less than 60% of the Accreted Conversion Price of the Securities for any 20 trading days out of the last 30 consecutive trading days ending three Business Days prior to such date, at which time the accretion rate will revert to 3% per annum.

          The "Reset Rate" will be established by the Reset Rate Agent, as of each Reset Rate Determination Date. The "Reset Rate Determination Date" shall be the date three Business Days preceding each of:

               (i) May 15, 2004, in which case the Reset Rate will be the Two-Year Reset Rate;

               (ii) May 15, 2006, in which case the Reset Rate will be the Five-Year Reset Rate;

               (iii) May 15, 2008, in which case the Reset Rate will be the Two-Year Reset Rate;

               (iv) November 15, 2009, in which case the Reset Rate will be the One-Year Reset Rate;

               (v) May 15, 2011, in which case the Reset Rate will be the Five-Year Reset Rate;

               (vi) May 15, 2013, in which case the Reset Rate will be the Two-Year Reset Rate;

               (vii) November 15, 2014, in which case the Reset Rate will be the One-Year Reset Rate;

               (viii) May 15, 2016, in which case the Reset Rate will be the Five-Year Reset Rate;

               (ix) May 15, 2018, in which case the Reset Rate will be the Two-Year Reset Rate; and

               (x) November 15, 2019, in which case the Reset Rate will be the One-Year Reset Rate.

          The Reset Rate determined as of each Reset Rate Determination Date will be equal to the rate that would, in the sole judgment of the Reset Rate Agent, result in a trading price of par with a hypothetical issue of senior, nonconvertible, noncontingent, fixed rate debt securities of the Company with
(i) a final maturity equal to, in the case of the Five-Year Reset Rate, five years; in the case of the Two-Year Reset Rate, two years; and in the case of the One-Year Reset Rate, one year; (ii) an aggregate principal amount equal to the Accreted Principal Amount of the Securities; and (iii) covenants and other provisions that are, insofar as would be practicable for an issue of senior, nonconvertible, noncontingent, fixed rate debt securities, substantially identical to those of the Securities. In no case, however, shall the Reset Rate exceed 11% per annum or be less than 3% per annum. If the Reset Rate Agent has not established the Reset Rate for the applicable semi-annual period, or if the Reset Rate Agent determines in its sole judgment that there is no suitable reference rate from which the Reset Rate may be determined, the Reset Rate for that period will be the Reset Rate most recently determined (except that if there is no Reset Rate most recently determined, the Reset Rate shall be a rate mutually agreed upon by the Reset Rate Agent and the Company reflecting current market conditions), such Reset Rate to remain in effect until the Reset Rate Agent determines that there is a suitable reference rate at which time the Reset Rate Agent shall determine a new Reset Rate for the period ending on the next Reset Rate Determination Date.

          The applicable per annum Reset Rate for a Security that is subject to an increased accretion rate shall be determined as to any period for which such increase is applicable as follows in each case until a new Reset Rate is in effect:

               (i) effective May 15, 2004, the applicable per annum Reset Rate on such Security will be the Two-Year Reset Rate established on the Reset Rate Determination Date three Business Days preceding May 15, 2004;

               (ii) effective May 15, 2006, the applicable per annum Reset Rate on such Security will be the Five-Year Reset Rate established on the Reset Rate Determination Date three Business Days preceding May 15, 2006;

               (iii) effective May 15, 2010 the applicable per annum Reset Rate on such Security will be the One-Year Reset Rate established on the Reset Rate Determination Date three Business Days preceding November 15, 2009;

               (iv) effective May 15, 2011 the applicable per annum Reset Rate on such Security will be the Five-Year Reset Rate established on the Reset Rate Determination Date three Business Days preceding May 15, 2011;

               (v) effective May 15, 2015, the applicable per annum Reset Rate on such Security will be the One-Year Reset Rate established on the Reset Rate Determination Date three Business Days preceding November 15, 2014;

               (vi) effective May 15, 2016, the applicable per annum Reset Rate on such Security will be the Five-Year Reset Rate established on the Reset Rate Determination Date three Business Days preceding May 15, 2016; and

               (vii) effective May 15, 2020, the applicable per annum Reset Rate on such Security will be the One-Year Reset Rate established on the Reset Rate Determination Date three Business Days preceding November 15, 2019.

          Notwithstanding the foregoing:

               (x) if a Security first becomes subject to an increased accretion rate (or first becomes subject to an increased accretion rate following a reversion of the accretion rate to 3%) on or after May 15, 2008, but not later than November 15, 2009, the initial Reset Rate will be the Two-Year Reset Rate established on the Reset Rate Determination Date three Business Days preceding May 15, 2008 and thereafter the applicable Reset Rate will be determined in accordance with the prior sentence;

               (y) if a Security first becomes subject to an increased accretion rate (or first becomes subject to an increased accretion rate following a reversion of the accretion rate to 3%) on or after May 15, 2013, but not later than November 15, 2014, the initial Reset Rate will be the Two-Year Reset Rate established on the Reset Rate Determination Date three Business Days preceding May 15, 2013 and thereafter the applicable Reset Rate will be determined in accordance with the prior sentence; and

               (z) if a Security first becomes subject to an increased accretion rate (or first becomes subject to an increased accretion rate following a reversion of the accretion rate to 3%) on or after May 15, 2018, but not later than November 15, 2019, the initial Reset Rate will be the Two-Year Reset Rate established on the Reset Rate Determination Date three Business Days preceding May 15, 2018 and thereafter the applicable Reset Rate will be determined in accordance with the prior sentence.

          If an increased accretion rate is in effect for a particular semi-annual period, the Company will pay a portion of the increased accretion rate as cash interest at an annualized rate of 0.25% per annum (or 0.125% per semi-annual period) on the Applicable Principal Amount and the remaining increased accretion rate will be accrued and payable at maturity, redemption or repurchase.

          For the determination of the Reset Rate, the Reset Rate Agent shall seek indicative reference rates from three nationally recognized investment banks. The determination of any Reset Rate will be conclusive and binding upon the Reset Rate Agent, the Parent, the Company, the Trustee and the Holders, in the absence of manifest error.

          The Reset Rate Agent may be removed at any time by the Parent giving at least sixty days' written notice to the Reset Rate Agent. The Reset Rate Agent may resign at any time upon giving at least thirty days' written notice.

          For purposes of this Paragraph 1, the following defined terms shall have the respective meanings provided below.

          "Accreted Conversion Price" means, as of any date, the Accreted Principal Amount of this Security divided by the Conversion Rate (as defined in the Indenture).

          "Accreted Principal Amount" means, for any date, the Issue Price (as defined in the Indenture) of the Securities adjusted to reflect the accretion of the Securities at the applicable accretion rate to such date.

          "Applicable Principal Amount" means, for any semi-annual period, the Issue Price of the Securities adjusted to reflect the accretion of the Securities at the applicable accretion rate to the beginning of such semi-annual period (excluding any accrued and unpaid cash interest).

          "Reset Rate Agent" means a nationally recognized financial institution to be appointed by the Company to establish the applicable Reset Rate as of each Reset Rate Determination Date.

          In the event of an increased accretion rate, the Company will disseminate a press release through Reuters Economic Services or Bloomberg Business News containing this information or publish the information on the Parent's web site on the World Wide Web or through such other public medium as the Parent may use at that time.

          Tax Event. From and after the date of the occurrence of a Tax Event, the Company will have the option to pay cash interest on the Securities instead of accreting the principal amount thereof, including any cash interest payable pursuant to an increased accretion rate. Following the Company's election to pay cash interest following a Tax Event, the principal amount on which cash interest is payable will be restated and will equal the Restated Principal Amount, and cash interest will accrue from the date of such restatement. The Restated Principal Amount shall be the amount due at maturity of the Securities. Cash interest will be paid on the Restated Principal Amount at a rate equal to the accretion rate that would be in effect from time to time if the Company had not elected to pay cash interest.

          A "Tax Event" means that the Company shall have received an opinion from a nationally-recognized independent tax counsel experienced in such matters to the effect that, as a result of:

               (i) any amendment to, or change (including any announced prospective change (which will not include a proposed change)) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority of the United States or any political subdivision, provided that a Tax Event will not occur more than 90 days before the effective date of any prospective change in such laws or regulations;

               (ii) any judicial decision or official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action''); or

               (iii) any amendment to or change in the administrative position or interpretation of any Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, government agency or regulatory body, irrespective of the manner in which such amendment or change is made known, which amendment or change is effective or such Administrative Action or decision is announced, in each case, on or after the Issue Date;

there is more than an insubstantial risk that interest payable on this Security, including amounts reflecting accretion of the Securities included in the Accreted Principal Amount and any cash interest payable pursuant to an increased accretion rate, either:

               (i) would not be deductible on a current accrual basis; or

               (ii) would not be deductible under any other method, in either case in whole or in part, by the Company for United States federal income tax purposes.

          Cash Interest and Accretion Computation and Method of Payment. Any cash interest payable hereunder and any accretion of the Securities will be computed based on a 360-day year of twelve 30-day months. Cash interest, if any, will be payable semi-annually in arrears on each May 15 and November 15 (each an "Interest Payment Date") through maturity; provided that, in the event the Company elects to pay cash interest upon the occurrence of a Tax Event as of a date less than 60 days prior to any Interest Payment Date, the first payment of cash interest shall be made on the Interest Payment Date next succeeding such Interest Payment Date. The record date for the payment of cash interest to Holders will be the close of business on May 1 and November 1 of each year (whether or not a Business Day); provided that cash interest payable at Stated Maturity or upon redemption or repurchase will be payable to the person to whom principal is payable. The Company will give notice to the Holders, no later than 15 days prior to each record date, of the amount of cash interest to be paid as of the next Interest Payment Date. Cash interest on the Securities will be paid to registered holders of the Securities as of the record date.

2.   Method of Payment at Redemption, Repurchase or Maturity.

          Subject to the terms and conditions of the Indenture, the Company will make payments (1) in cash in respect of a Redemption Price, Change in Control Purchase Price and at Stated Maturity and (2) in cash, shares of Parent Common Stock or a combination thereof in respect of a Purchase Price, in each case to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay such cash amounts by check payable in such money.

3.   Paying Agent, Conversion Agent, Security Registrar and Reset Rate Agent.

          First Union National Bank (the "Trustee") will initially act as Paying Agent, Conversion Agent and Security Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Security Registrar or Reset Rate Agent without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, The City of New York, The Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Security Registrar or Reset Rate Agent.

4.   Indenture.

          The Company issued the Securities under an Indenture dated as of December 1, 2000, as amended (the "Indenture"), among the Company, the Parent and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of those terms. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

          The Securities are general unsecured obligations of the Company limited to $6,258,390,000 aggregate principal amount at maturity, subject to upward adjustment from time to time in the event there is an increased accretion rate in effect pursuant to paragraph 1 hereof.

          The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.   Redemption at the Option of the Company.

          The Securities are redeemable at the option of the Company in whole or in part, at any time or from time to time on, or after May 15, 2006 upon not less than 30 nor more than 60 days' notice by mail to Holders for a cash price equal to the Accreted Principal Amount plus any accrued and unpaid cash interest, up to the Redemption Date (the "Redemption Price"). No sinking fund is provided for the Securities.

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address.

6.   Purchase By the Company at the Option of the Holder.

          Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Securities held by such Holder on May 15, 2004, May 15, 2006, May 15, 2011 and May 15, 2016, in integral multiples of $1,000 principal amount at maturity, at a Purchase Price equal to the Accreted Principal Amount plus any accrued and unpaid cash interest to the Purchase Date or, if the Company has previously exercised its option to pay cash interest instead of accreting the principal amount of the Securities following a Tax Event, at a purchase price equal to the Restated Principal Amount plus accrued and unpaid cash interest to the Purchase Date. To exercise such right, a Holder shall deliver to the Company a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the Business Day prior to such Purchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

          The Purchase Price may be paid, at the option of the Company, in cash or by delivery of shares of Parent Common Stock, or in any combination thereof. If the Company elects to pay the Purchase Price in shares of Parent Common Stock or a combination of Parent Common Stock and cash, the Company shall notify Holders of such election 20 Business Days prior to the Purchase Date.

          Subject to the terms and conditions of the Indenture, if a Change in Control occurs, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Securities held by such Holder, at a purchase price equal to the Accreted Principal Amount plus any accrued and unpaid cash interest to the Change in Control Purchase Date or, if the Company has previously exercised its option to pay cash interest instead of accreting the principal amount of the Securities following a Tax Event, at a purchase price equal to the Restated Principal Amount plus any accrued and unpaid cash interest to the Change in Control Purchase Date. To exercise such right, a Holder shall deliver to the Company a Change in Control Purchase Notice containing the information set forth in the Indenture, at any time until the close of business on the 30th day after the date the Company delivers its written notice of the occurrence of a Change in Control, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

          Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

          If cash (and/or Parent Common Stock if permitted under the Indenture) sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the fifth Business Day following the Purchase Date or prior to 10:00 a.m. (local time in the City of New York) on the Change in Control Purchase Date and cash interest ceases to accrue on such Securities (or portions thereof) and the Securities cease to accrete in value immediately after such Purchase Date or Change in Control Purchase Date, the Holder thereof shall have no other rights as such other than the right to receive the Purchase

Price or Change in Control Purchase Price upon surrender of such Security.

7.   Conversion.

          Holders may surrender Securities for conversion into shares of Parent Common during any quarterly conversion period if the Closing Sales Price of the Parent Common Stock for at least 20 trading days in the 30 consecutive trading days ending on the first day of the quarterly conversion period is more than the percentage which shall initially be 120% and shall decline by .25% per semi-annual period over the life of the Securities to 110% (the "Applicable Percentage") of the Accreted Conversion Price on the first day of such quarterly conversion period. A "quarterly conversion period" will be the period from and including the 12th trading day in a fiscal quarter of the Parent to but not including the 12th trading day in the immediately following fiscal quarter of the Parent.

          Holders may also surrender Securities for conversion into shares of Parent Common Stock during the five Business Day period following the ten Business Days after any nine consecutive trading day period in which for each day the trading price of the Securities (as determined by the Trustee) is less than 95% of the product of the Closing Sales Price of the Parent Common Stock multiplied by the number of shares into which a Security is convertible for that period. The "trading price" of the Securities on any date of determination means the average of the secondary market bid quotations per Security obtained by the Conversion Agent for $10,000,000 principal amount at maturity of the Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that if at least three such bids cannot reasonably be obtained by the Conversion Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Conversion Agent, this one bid shall be used; and provided further that if there are different secondary market quotations for Securities that have been resold in transactions registered under any registration statement filed with the Commission (as defined in the Indenture) and Securities that have been resold pursuant to the exemption from registration under the Securities Act provided by Rule 144 thereunder, the "trading price" of the Securities will be determined based on the higher of the two sets of market quotations. If the Conversion Agent cannot reasonably obtain at least one bid for $10,000,000 principal amount of maturity of the Securities from a nationally recognized securities dealer or, in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Securities, then the trading price of the Securities will equal (a) the then-applicable Conversion Rate of the Securities multiplied by (b) the closing price on the New York Stock Exchange of Parent Common Stock on such determination date.

          For the purposes of the immediately preceding paragraph, the term "nine consecutive trading day period" means any nine consecutive trading days during which the Conversion Agent determines the trading price of the Securities; provided that the Conversion Agent shall have no obligation to determine the trading price of the Securities unless requested by the Company; and provided further that the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the trading price of the Securities would be less than 95% of the product of the Closing Sales Price of the Parent Common Stock multiplied by the number of shares into which a Security is convertible; and at which time, the Company shall instruct the Conversion Agent to determine the trading price of the Securities beginning on the next trading day and on each successive trading day until the trading price is greater than or equal to 95% of the product of the Closing Sales Price of the Parent Common Stock and the number of shares into which a Security is convertible.

          If at the time of conversion pursuant to the second paragraph of this Paragraph 7 the Closing Sales Price of Parent Common Stock is greater than 100% of the Accreted Conversion Price but equal to or less than the Applicable Percentage of the Accreted Conversion Price, then the Holders will receive, in lieu of shares of Parent Common Stock based on the applicable Conversion Rate, at the Company's option, cash or shares of Parent Common Stock, or a combination of both cash and shares, with a value equal to the Accreted Principal Amount of the Securities on the Conversion Date ("Accreted Value Conversion"). If there is an Accreted Value Conversion, the shares of Parent Common Stock will be valued at the average Closing Sales Price for the five trading days ending on the third trading day prior to the date of conversion. If the Company elects to pay all or a portion of the Accreted Principal Amount upon an Accreted Value Conversion in shares of Parent Common Stock, the Company will notify holders not less than nine trading days prior to the beginning of the five Business Day period in which Holders can convert their Securities pursuant to an Accreted Value Conversion.

          A Holder may also surrender for conversion a Security or portion of a Security which has been called for redemption pursuant to Paragraph 5 hereof, even if the foregoing provisions have not been satisfied. Such Securities may be surrendered for conversion at any time following receipt of a notice of redemption until the close of business on the Business Day prior to the Redemption Date.

          In the event that the Parent distributes to all holders of Parent Common Stock certain rights, for a period expiring within 60 days, as described in Section 1407 of the Indenture, or a dividend or a distribution, as described in Section 1408 of the Indenture where the fair market value of such dividend or distribution per share of Parent Common Stock, as determined in the Indenture, exceeds 15% of the Closing Sales Price of a share of Parent Common Stock as of the trading day prior to the date of declaration for such distribution, the Securities may be surrendered for conversion beginning on the date the Company gives notice to the Holders of such right, which shall be not less than 20 days prior to the Ex-Dividend Time for such dividend or distribution, and at any time thereafter until the close of business on the Business Day prior to the Ex-Dividend Time or until the Company announces that such distribution will not take place. No adjustment to the ability of a Holder to convert will be made if such Holder will otherwise participate in the dividend or distribution without conversion.

          In addition, in the event the Parent is a party to a consolidation, merger or binding share exchange pursuant to which the shares of Parent Common Stock would be converted into cash, securities or other property as set forth in
Section 1415 of the Indenture, the Securities may be surrendered for conversion at any time from and after the date which is 15 days prior to the date the Parent announces as the anticipated effective time until 15 days after the actual date of such transaction.

          If the Parent is a party to a consolidation, merger or binding share exchange pursuant to which the Parent Common Stock is converted into cash, securities or other property, at the effective time of the transaction, the right to convert a Security into shares of Parent Common Stock will be changed into a right to convert it into the kind and amount of cash, securities or other property which the Holder would have received if the Holder had converted its Securities immediately prior to the transaction.

          A Security in respect of which a Holder has delivered a Purchase Notice or a Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

          The Conversion Rate is 7.9318 shares of Parent Common Stock per $1,000 principal amount at maturity, subject to adjustment in certain events described in the Indenture. A Holder which surrenders Securities for conversion will receive cash in lieu of any fractional share of Parent Common Stock.

          To surrender a Security for conversion, a Holder must (1) complete and manually sign the irrevocable conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) furnish appropriate endorsements and transfer documents and (3) pay any transfer or similar tax, if required.

          A Holder may convert a portion of a Security if the principal amount at maturity of such portion is $1,000 at maturity or an integral multiple of $1,000 at maturity, subject to an upward adjustment in the event there is an
increased accretion rate.   No payment or adjustment will be made for dividends
on the shares of Parent Common Stock except as provided in the Indenture. Except as provided herein and in the Indenture, on conversion of a Security, the Holder will not receive any cash payment representing the Accreted Principal Amount with respect to the converted Securities. Instead, upon conversion the Company will deliver to the Holder a fixed number of shares of Parent Common Stock and any cash payment to account for fractional shares. The cash payment for fractional shares will be based on the Closing Sales Price of the Parent Common Stock on the trading day immediately prior to the Conversion Date. Delivery of shares of Parent Common Stock will be deemed to satisfy the Company's obligation to pay the principal amount of the Securities, including accrued cash interest. Accrued cash interest will be deemed paid in full rather than canceled, extinguished or forfeited. The Company will not adjust the Conversion Rate to account for accrued interest.

          The Conversion Rate will be adjusted as provided in Article Fourteen of the Indenture. The Company may increase the Conversion Rate for at least 20 days, so long as the increase is irrevocable during such period.

8.   Denominations; Transfer; Exchange.

          The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture.
The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

9.   Persons Deemed Owners.

          The registered Holder of this Security may be treated as the owner of this Security for all purposes.

10.  Unclaimed Money or Securities.

          The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look only to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

11.  Amendment; Waiver.

          The Company, the Parent and the Trustee, with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding, may amend the Indenture or the Securities. However, without the consent of each Holder affected, an amendment or supplement to the Indenture or the Securities may not:

          (1) reduce the principal of or premium on or change the Stated Maturity of any Security;

          (2) reduce the rate of or change the time for payment of cash interest on, or reduce the accretion rate of, any Security;

          (3) reduce or alter the method of computation of the Redemption Price, Purchase Price or Change in Control Purchase Price of any Security or the time when such Redemption Price, Purchase Price or Change in Control Purchase Price is payable;

          (4) make the principal of, or cash interest on, any Security payable in money or securities other than that stated in the Security or change the price of payment;

          (5) make any change that would impair any of the rights granted in
     Section 508 of the Indenture in any material respect;

          (6) modify any provisions of the Support Agreement or the Share Contribution Agreement, except for such modifications which do not adversely affect the interests of Holders in any material respect; or

          (7) reduce the percentage of principal amount of the outstanding Securities of a series required to amend or supplement the Indenture or waive any of its provisions.

          It shall not be necessary for the consent of the Holders under this paragraph 11 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment under this paragraph 11 becomes effective, the Trustee will mail to each Holder a notice briefly describing such amendment.

12.  Defaults and Remedies.

          Under the Indenture, Events of Default include:

               (1) the Company's failure for 90 days to pay when due any cash interest on the Securities (after any increased accretion rate or after the Company's election to pay cash interest on the Securities following a Tax Event);

               (2) the Company's failure to pay principal on the Securities (or, if the Company has elected to pay cash interest on the Securities following a Tax Event, the Restated Principal Amount) when due, whether at Stated Maturity, by declaration, upon redemption, upon repurchase or otherwise;

               (3) the Company's failure to perform, or breach of, any covenant or warranty in the Securities or in the Indenture and applicable to the Securities for 90 days after notice to the Company by the Trustee or by Holders of at least 25% in principal amount at maturity of the outstanding Securities; and

               (4) certain events involving bankruptcy, insolvency or reorganization of the Parent or the Company.

          Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default under the Indenture (except a default in payment of amounts specified in clauses (1) or (2) above) if it determines that withholding notice is in their interests; and provided, further, that in the case of any default of the character specified in clause (3) above no such notice to Holders shall be given until at least 60 days after the occurrence thereof.

13.  Trustee Dealings with the Company.

          Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14.  No Recourse Against Others.

          A director, officer, employee or shareholder, as such, of either the Company or the Parent shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15.  Authentication.

          This Security shall not be valid until an authorize signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

16.  Abbreviations.

          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

17.  GOVERNING LAW.

          THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

18.  Registration Rights.

          The Holders of the Securities are entitled to the benefits of a Registration Rights Agreement, dated as of May 15, 2001, among Company and Goldman, Sachs & Co. and Credit Suisse First Boston Corporation, including the receipt of liquidated damages upon a registration default (as defined in such agreement).

------------------------------------------------------------------------------------
           ASSIGNMENT FORM                               CONVERSION NOTICE
------------------------------------------------------------------------------------
To assign this Security, fill in the               To convert this Security into
form below:                                        Parent Common Stock, check the
                                                   box [   ]
------------------------------------------------------------------------------------
I or we assign and transfer this                   To convert only part of this
Security to                                        Security, state the principal
_________________________                          amount to be converted (which must
_________________________                          be $1,000 or an integral multiple
(Insert assignee's soc. sec. or tax                of $1,000):
ID no.)
_________________________                          If you want the stock certificate
_________________________                          made out in another person's name
_________________________                          fill in the form below:
(Print or type assignee's name,                    _________________________
address and zip code)                              _________________________
                                                   (Insert the other person's soc.
and irrevocably appoint                            sec. tax ID no.)

____________________ agent to                      __________________________
transfer this Security on the books                __________________________
of the Company.  The agent may                     __________________________
substitute another to act for him.                 __________________________
                                                   __________________________
                                                   (Print or type other person's name,
                                                   address and zip code)
------------------------------------------------------------------------------------

Date:  __________ Your Signature:  ____________________________________

_______________________________________________________________________
  (Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

__________________________________
Participant in a Recognized Signature
Guarantee Medallion Program

By:_______________________________
         Authorized Signatory

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY

Initial Principal Amount of Global Security: ____________($___________).

       Date         Amount of Increase   Amount of Decrease    Principal Amount        Notation by
                       in Principal         in Principal      of Global Security   Security Registrar
                     Amount of Global     Amount of Global     After Increase or       or Security
                         Security             Security             Decrease             Custodian
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

                    Zero-Coupon Convertible Notes due 2021

                             Transfer Certificate

          In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $____________ principal amount of the above-captioned Securities presented or surrendered on the date hereof (the "Surrendered Securities") for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "transfer"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:


          [_] A transfer of the Surrendered Securities is made to the Company or any subsidiaries; or

          [_] The transfer of the Surrendered Securities complies with Rule 144A under the U.S. Securities Act of 1933, as amended (the "Securities Act"); or

          [_] The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act, or

          [_] The transfer of the Surrendered Securities is pursuant to another available exemption from the registration requirement of the Securities Act.

and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Securities are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").


          [_]       The transferee is an Affiliate of the Company.

DATE:                 __________________________________

                                 Signature(s)

          (If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

_____________________________________
Participant in a Recognized Signature

Guarantee Medallion Program

By: _____________________________
       Authorized Signatory